EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES SECOND QUARTER 2015 RESULTS

Second Quarter 2015 Highlights

•	Net loss of $1.5 million, or $0.12 per common share
•	Book value per share of $0.51
•	Company to discuss results on Wednesday, August 5, 2015, at 10:00 AM ET

VERO BEACH, Fla., (August 4, 2015) – Bimini Capital Management, Inc. (OTCBB:BMNM), (“Bimini Capital”, or the “Company”) a real estate investment trust ("REIT"), today announced results of operations for the three month period ended June 30, 2015.

Details of Second Quarter 2015 Results of Operations

Selected unaudited consolidated results for the three month period ended June 30, 2015 are presented in the table below.

(in thousands)
Net loss	$(1,504)
Net portfolio interest income	976
Net losses on mortgage-backed securities	(1,027)
Fair value adjustment on retained interests in securitizations	1,053
Fair value adjustment on and dividends from investment in Orchid Island Capital, Inc.	(1,463)
Management fee revenue	1,014
Overhead allocated to Orchid Island Capital, Inc.	274
Operating expenses	1,534
Income tax provision	271

Orchid Island Capital

On February 20, 2013, Orchid Island Capital, Inc. (“Orchid”) completed its initial public offering (“IPO”), selling 2,360,000 shares of its common stock for gross proceeds of $35.4 million.  At the time of Orchid’s IPO and until December 31, 2014, management concluded, pursuant to generally accepted accounting principles, that Orchid was a variable interest entity (“VIE”).  As a result, subsequent to Orchid’s IPO and until December 31, 2014, the Company consolidated Orchid in its financial statements.

In December 2014, management re-evaluated the conditions resulting in the consolidation of Orchid and concluded that, due to Bimini’s decreased percentage ownership interest in Orchid, there was no longer a variable interest requiring consolidation.  As a result, the Company has deconsolidated Orchid from the consolidated balance sheet as of December 31, 2014.  However, since Orchid was deconsolidated on December 31, 2014, Orchid’s results of operations were included in the consolidated statements of operations, equity and cash flows through December 31, 2014, and excluded thereafter. Bimini accounts for its continuing investment in Orchid in common stock under the fair value option, with changes in fair value recorded in the income statement for the current period.  For the three months ended June 30, 2015, Bimini’s statement of operations included a fair value adjustment of $(2.0) million and dividends of $0.5 from its investment in Orchid common stock.  Also during the three months ended June 30, 2015, Bimini recorded $1.3 million in fees and overhead reimbursement for managing Orchid’s portfolio.

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During the periods in which Orchid was a VIE, noncontrolling interests reported in the Company’s consolidated financial statements represented the portion of equity ownership in Orchid held by stockholders other than Bimini Capital.  Net income of Orchid through December 31, 2014 was allocated between the noncontrolling interests and to Bimini Capital in proportion to their relative ownership interests in Orchid.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - March 31, 2015	$109,454,592	$3,320,249	$2,812,190	$6,132,439	$115,587,031
Return of investment	n/a	(308,040)	(162,967)	(471,007)	(471,007)
Pay-downs	(6,328,163)	n/a	n/a	n/a	(6,328,163)
Premium lost due to pay-downs	(598,427)	n/a	n/a	n/a	(598,427)
Mark to market (losses) gains	(1,247,065)	333,212	485,585	818,797	(428,268)
Market Value - June 30, 2015	$101,280,937	$3,345,421	$3,134,808	$6,480,229	$107,761,166

The tables below present the allocation of capital between the respective portfolios at June 30, 2015 and March 31, 2015, and the return on invested capital for each sub-portfolio for the three month period ended June 30, 2015.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

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The returns on invested capital in the PT MBS and structured MBS portfolios were approximately (11.0)% and 14.1%, respectively, for the second quarter of 2015.  The combined portfolio generated a return on invested capital of approximately (0.3)%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2015
Market value	$101,280,937	$3,345,421	$3,134,808	$6,480,229	$107,761,166
Cash equivalents and restricted cash(1)	9,397,837	-	-	-	9,397,837
Repurchase agreement obligations	(101,205,930)	-	-	-	(101,205,930)
Total(2)	$9,472,844	$3,345,421	$3,134,808	$6,480,229	$15,953,073
% of Total	59.4%	20.9%	19.7%	40.6%	100.0%
March 31, 2015
Market value	$109,454,592	$3,320,249	$2,812,190	$6,132,439	$115,587,031
Cash equivalents and restricted cash(1)	5,102,801	-	-	-	5,102,801
Repurchase agreement obligations	(106,293,634)	-	-	-	(106,293,634)
Total(2)	$8,263,759	$3,320,249	$2,812,190	$6,132,439	$14,396,198
% of Total	57.4%	23.1%	19.5%	42.6%	100.0%

(1)	Amount excludes restricted cash of $158,785 and $176,327 at June 30, 2015 and March 31, 2015, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended June 30, 2015
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (loss) (net of repo cost)	$932,578	$(44,254)	$87,656	$43,402	$975,980
Realized and unrealized (losses) gains	(1,845,492)	333,212	485,585	818,797	(1,026,695)
Hedge gains(1)	7,088	n/a	n/a	n/a	7,088
Total Return	$(905,826)	$288,958	$573,241	$862,199	$(43,627)
Beginning capital allocation	$8,263,759	$3,320,249	$2,812,190	$6,132,439	$14,396,198
Return on invested capital for the quarter(2)	(11.0)%	8.7%	20.4%	14.1%	(0.3)%

(1)	Excludes losses of approximately $1,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

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Prepayments

For the quarter, the Company received approximately $6.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 15.9% for the second quarter of 2015.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):
	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
June 30, 2015	16.2	15.3	15.9
March 31, 2015	9.6	12.3	10.5
December 31, 2014	4.3	15.0	8.1
September 30, 2014	7.9	18.5	12.3
June 30, 2014	4.1	17.0	8.6
March 31, 2014	3.9	16.0	9.8

Portfolio

The following tables summarize the MBS portfolio as of June 30, 2015 and December 31, 2014:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2015
Fixed Rate MBS	$101,160	93.9%	4.29%	321	1-Dec-44	NA	NA	NA
Hybrid Adjustable Rate MBS	121	0.1%	4.00%	319	20-Jan-42	21.03	9.00%	1.00%
Total PT MBS	101,281	94.0%	4.29%	321	1-Dec-44	NA	NA	NA
Interest-Only Securities	3,345	3.1%	3.24%	251	25-Dec-39	NA	NA	n/a
Inverse Interest-Only Securities	3,135	2.9%	6.35%	308	25-Apr-41	NA	6.54%	n/a
Total Structured MBS	6,480	6.0%	4.75%	278	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$107,761	100.0%	4.32%	318	1-Dec-44	NA	NA	NA
December 31, 2014
Fixed Rate MBS	$112,174	95.2%	4.30%	327	1-Dec-44	NA	NA	NA
Hybrid Adjustable Rate MBS	442	0.4%	4.00%	325	20-Jan-42	27.03	9.00%	1.00%
Total PT MBS	112,616	95.6%	4.30%	327	1-Dec-44	NA	NA	NA
Interest-Only Securities	2,276	1.9%	3.11%	240	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,939	2.5%	6.35%	313	25-Apr-41	NA	0.80%	NA
Total Structured MBS	5,215	4.4%	4.94%	281	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$117,831	100.0%	4.33%	325	1-Dec-44	NA	NA	NA

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($ in thousands)
	June 30, 2015		December 31, 2014
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$60,122	55.8%	$66,974	56.8%
Freddie Mac	46,356	43.0%	50,415	42.8%
Ginnie Mae	1,283	1.2%	442	0.4%
Total Portfolio	$107,761	100.0%	$117,831	100.0%

	June 30, 2015	December 31, 2014
Weighted Average Pass Through Purchase Price	$107.95	$107.95
Weighted Average Structured Purchase Price	$6.07	$5.98
Weighted Average Pass Through Current Price	$108.00	$108.53
Weighted Average Structured Current Price	$10.41	$9.08
Effective Duration (1)	2.625	2.663

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 2.625 indicates that an interest rate increase of 1.0% would be expected to cause a 2.625% decrease in the value of the MBS in the Company’s investment portfolio at June 30, 2015.  An effective duration of 2.663 indicates that an interest rate increase of 1.0% would be expected to cause a 2.663% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2014. These figures include the structured securities in the portfolio but not the effect of the Company’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of June 30, 2015, the Company had outstanding repurchase obligations of approximately $101.2 million with a net weighted average borrowing rate of 0.39%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $106.2 million and cash pledged to counterparties of approximately $2.1 million. At June 30, 2015, the Company’s liquidity was approximately $9.0 million, consisting of unpledged MBS and cash and cash equivalents.

To enhance our liquidity further, we may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.

In May 2015, Bimini Capital reached an agreement to settle a legal action as more fully described in Note 10 to the consolidated financial statements.  A loss of $3.5 million has been charged to operations for the six months ended June 30, 2015.

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Below is a listing of outstanding borrowings under repurchase obligations at June 30, 2015.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets, Inc.	$30,936	30.5%	0.36%	$1,466	33
JVB Financial Group, LLC	21,006	20.8%	0.41%	1,517	10
Citigroup Global Markets, Inc.	20,960	20.7%	0.44%	2,532	14
South Street Securities, LLC	15,155	15.0%	0.39%	812	20
CRT Capital Group, LLC	13,149	13.0%	0.35%	685	15
	$101,206	100.0%	0.39%	$7,012	20

(1)
Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of June 30, 2015, such instruments were comprised entirely of Eurodollar futures contracts.

The tables below present information related to outstanding Eurodollar futures contracts at June 30, 2015.

($ in thousands)
As of June 30, 2015
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2015	$43,000	0.79%	0.48%	$(67)
2016	56,000	1.45%	1.04%	(231)
2017	56,000	2.23%	1.81%	(239)
2018	56,000	2.65%	2.23%	(118)
Total / Weighted Average	$53,833	1.84%	1.44%	$(655)

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($ in thousands)
As of June 30, 2015
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2015	$26,000	1.65%	0.45%	$(156)
2016	26,000	1.77%	1.04%	(189)
2017	26,000	2.49%	1.81%	(177)
2018	26,000	2.94%	2.23%	(93)
Total / Weighted Average	$26,000	2.18%	1.39%	$(615)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

Dividends

During the three months ended June 30, 2015, the Company made no dividend distributions.  All distributions are made at the discretion of the Company’s Board of Directors and will depend on its results of operations, financial condition, maintenance of REIT status, availability of net operating losses (“NOLs”) and other factors that may be deemed relevant.  The Company continues to evaluate its dividend payment policy.   However, as more fully described below, due to NOLs incurred in prior periods, it is unlikely that the Company will declare and pay dividends to stockholders until such NOLs have been consumed.

REIT Taxable Income and Net Operating Losses

REIT taxable income (loss) is a term that describes Bimini Capital's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code. Bimini Capital’s REIT taxable income (loss) is computed differently from net income or loss as computed in accordance with generally accepted accounting principles (GAAP) as reported in its consolidated financial statements. Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods. Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.   Others are permanent differences that only impact either GAAP or tax.

In order to maintain its qualification as a REIT, Bimini Capital is generally required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to 90% of its REIT taxable income. Additionally, as a REIT, Bimini Capital may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, Bimini Capital’s dividends are generally based on REIT taxable income, as determined for federal income tax purposes, as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Board of Directors.

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As described above, a REIT may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of a calendar year.  In calculating the amount of excise tax payable in a given year, if any, Bimini Capital reduces REIT taxable income by distributions made to stockholders in the form of dividends and/or NOLs carried-over from prior years, to the extent any are available.  Since income subject to excise tax is REIT taxable income less qualifying dividends and the application of NOLs, if a REIT has sufficient NOLs it could apply such NOLs against its taxable income and avoid excise taxes without paying qualifying dividends to stockholders.  Accordingly, if in future periods Bimini Capital has taxable income, it can avoid the obligation to pay excise taxes by applying the approximately $17.3 million of NOLs available as of December 31, 2014 against such taxable income until the NOLs are exhausted in lieu of making distributions to stockholders.  Further, Bimini Capital could avoid the obligation to pay excise taxes through a combination of qualifying dividends and the application of NOLs.  In any case, future distributions to stockholders are expected to be less than REIT taxable income until the existing NOLs are consumed.

Book Value Per Share

The Company's Book Value Per Share at June 30, 2015 was $0.51.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At June 30, 2015, the Company's stockholders’ equity was $6.4 million, with 12,346,376 Class A Common shares outstanding.

Management Commentary

Commenting on the second quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The second quarter of 2015 was a challenge to levered RMBS investors – and not many market participants saw it coming.  The quarter started with a mini prepayment wave triggered by low rates early in the first quarter.  Later in the quarter we had to deal with developments in Greece and China.  The performance of the rates market in June, particularly the long end, was driven almost entirely by the latest rumors/headlines from abroad.  Market participants never knew which direction the next 25 basis points in rates was headed – up or down.  This kept fears of a return to lower rates in the minds of investors and the risk of a return to faster prepayment speeds.

“The impact of events overseas was not limited to the Treasury market.  Agency pass-throughs widened in spread to comparable duration treasuries or swaps.  The widening, between 5 and 12 basis points depending on the benchmark, exacerbated the performance of mortgages versus hedges.

“In addition to the developments above, the market continued to price in an even more dovish Federal Reserve for the balance of 2015.  This started in the first quarter when economic data was quite soft and the Fed acknowledged an awareness of the impact that the strong dollar and events in Europe were having on domestic growth – namely weak manufacturing and exports due to the strong dollar and depressed mining and extraction in the fracking areas of the country caused by depressed oil prices.  Fed funds futures for December moved from 39 basis points at March 31, 2015 to 29.5 basis points on June 30, 2015.

“In sum, it was not a good quarter to be a levered MBS investor.  Prepayment speeds were elevated to start the quarter and remained stubbornly high into the third quarter.  Late in the quarter mortgages widened, and continued to do so into early July, although the widening has since abated somewhat.

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“For Bimini, these developments were felt both in the performance of the MBS portfolio as well as through the performance of Orchid Island Capital.  We continue to receive dividends from our share holdings of Orchid stock, as well as management fees and overhead reimbursement payments as manager of Orchid.  In fact, since Orchid’s IPO and through the end of July 2015, Bimini has received dividends of $4.775 per share, or a total of $4.7 million. Orchid’s growth during the second quarter of 2015 increased our management fee income by 18.6%.  Since we carry our share holdings of Orchid stock at fair value, we recorded a $1.99 million loss on our investment in Orchid for the period. Going forward developments in the MBS market will continue to impact Bimini in a two-fold manner, although as long as we continue to hold our Orchid shares mark to market movements in the Orchid share price will be non-cash in nature.”

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of June 30, 2015, and December 31, 2014, and the unaudited consolidated statements of operations for the six and three months ended June 30, 2015 and 2014.  As discussed previously, the activities of Orchid are included in the consolidated statements of operations for the six and three months ended June 30, 2014, but excluded for the six and three months ended June 30, 2015.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	June 30, 2015	December 31, 2014
ASSETS
Mortgage-backed securities	$107,761,166	$117,831,032
Cash equivalents and restricted cash	9,556,622	5,432,719
Investment in Orchid Island Capital, Inc.	11,004,464	12,810,728
Accrued interest receivable	440,267	460,326
Retained interests	2,141,458	1,899,684
Deferred tax assets, net	1,428,754	1,900,064
Other assets	6,190,021	6,544,645
Total Assets	$138,522,752	$146,879,198

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$101,205,930	$109,963,995
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	4,154,984	908,994
Total Liabilities	132,165,354	137,677,429
Stockholders' equity	6,357,398	9,201,769
Total Liabilities and Stockholders' Equity	$138,522,752	$146,879,198
Class A Common Shares outstanding	12,346,376	12,324,391
Book value per share	$0.51	$0.75

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2015	2014	2015	2014
Interest income	$2,281,256	$11,235,494	$1,074,122	$7,119,482
Interest expense	(198,334)	(1,182,616)	(98,142)	(728,277)
Net interest income, before interest on junior subordinated notes	2,082,922	10,052,878	975,980	6,391,205
Interest expense on junior subordinated notes	(491,461)	(488,517)	(247,988)	(245,334)
Net interest income	1,591,461	9,564,361	727,992	6,145,871
(Losses) gains	(1,206,474)	7,724,930	(1,021,070)	6,804,280
Net portfolio (loss) income	384,987	17,289,291	(293,078)	12,950,151
Other income	3,639,061	2,426,333	593,869	2,242,772
Expenses	6,309,144	3,610,001	1,534,054	2,253,112
Net (loss) income before income tax provision (benefit)	(2,285,096)	16,105,623	(1,233,263)	12,939,811
Income tax provision (benefit)	608,311	(2,131,758)	271,216	25,601
Net (loss) income	(2,893,407)	18,237,381	(1,504,479)	12,914,210
Net income attributed to noncontrolling interests	-	12,538,193	-	9,584,234
Net (loss) income attributed to Bimini Capital stockholders	$(2,893,407)	$5,699,188	$(1,504,479)	$3,329,976

Basic and Diluted Net (Loss) Income Per Share of:
CLASS A COMMON STOCK	$(0.23)	$0.47	$(0.12)	$0.27
CLASS B COMMON STOCK	$(0.23)	$0.47	$(0.12)	$0.27

	Three Months Ended June 30,
Key Balance Sheet Metrics	2015	2014
Average MBS(1)	$111,674,098	$882,590,519
Average repurchase agreements(1)	103,749,782	783,322,989
Average stockholders' equity(1)(2)	7,095,165	5,062,354

Key Performance Metrics
Average yield on MBS(3)	3.85%	3.23%
Average cost of funds(3)	0.38%	0.37%
Average economic cost of funds(4)	0.41%	0.37%
Average interest rate spread(5)	3.47%	2.86%
Average economic interest rate spread(6)	3.44%	2.86%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)	Average stockholders’ equity for the three months ended June 30, 2014 excludes noncontrolling interests.
(3)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(4)
Represents interest cost of our borrowings and the effect of Eurodollar futures contracts and interest rate swaptions attributed to the period related to hedging activities, divided by average repurchase agreements.

(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

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About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Wednesday, August 5, 2015, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 2954407.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com